[TECHE HOLDING COMPANY LETTERHEAD]

December 30, 2009

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Teche Holding Company, I cordially invite you to attend the Annual Meeting of Stockholders to be held at the office of Teche Federal Bank at 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana on January 27, 2010 at 10:30 a.m. During the meeting, I will report on the operations of the Company, and directors and officers of the Company, as well as a representative of the Company’s independent auditors, Dixon Hughes PLLC, will be present to respond to questions from stockholders.

At the meeting, stockholders will elect four directors and ratify the appointment of the Company’s independent auditors. The Board of Directors of the Company unanimously recommends a vote “FOR” both of these items.

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it as promptly as possible in the postage-paid return envelope we have provided. Voting by proxy will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

/s/ Patrick O. Little

Patrick O. Little
Chairman, President and Chief Executive Officer
Teche Holding Company

TECHE HOLDING COMPANY

1120 JEFFERSON TERRACE BOULEVARD

NEW IBERIA, LOUISIANA 70560

(337) 560-7151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 27, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Teche Holding Company (the “Company”) will be held at the office of Teche Federal Bank at 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana on January 27, 2010, at 10:30 a.m. A proxy card and a proxy statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon the following matters:

1.	The election of four directors of the Company; and
2.	The ratification of the appointment of Dixon Hughes PLLC as independent auditors of the Company for the fiscal year ending September 30, 2010.

The transaction of such other matters as may properly come before the Meeting or any adjournments thereof may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on December 7, 2009 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

Each stockholder, whether or not he or she plans to attend the meeting, is requested to sign, date, and return the enclosed proxy without delay in the enclosed postage-paid envelope. Any proxy given by the stockholder may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder present at the Meeting may revoke his or her proxy and vote in person on each matter brought before the Meeting. Please note that stockholders whose shares are not registered in their own names will need additional documentation from the record holder of their shares in order to vote in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ W. Ross Little, Jr.

W. Ross Little, Jr.
Secretary

New Iberia, Louisiana

December 30, 2009

Important Notice Regarding Internet

Availability of Proxy Materials

For the Stockholders Meeting to be

Held on January 27, 2010

The Proxy Statement and Annual Report to

Stockholders are available at

hhtp://www.cfpproxy.com/3800

PROXY STATEMENT

OF

TECHE HOLDING COMPANY

1120 JEFFERSON TERRACE BOULEVARD

NEW IBERIA, LOUISIANA 70560

ANNUAL MEETING OF STOCKHOLDERS

JANUARY 27, 2010

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Teche Holding Company (the “Company”) to be used at the Annual Meeting of Stockholders of the Company, which will be held at the office of Teche Federal Bank at 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana on January 27, 2010, at 10:30 a.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about December 30, 2009. The Company is the parent company of Teche Federal Bank (the “Bank”).

At the meeting, stockholders will consider and vote upon (i) the election of four directors and (ii) the ratification of the appointment of Dixon Hughes PLLC as independent auditors of the Company for the fiscal year ending September 30, 2010. The Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment thereof.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.01 par value (the “Common Stock”), as of the close of business on December 7, 2009 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares in person at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 2,098,638 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director and “FOR” the ratification of the appointment of Dixon Hughes PLLC as the Company’s independent auditors for the fiscal year ending September 30, 2010.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. If you wish to change your voting instructions after you have returned a voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Internet Access to Proxy Materials

Copies of this Proxy Statement and the 2009 Annual Report to Stockholders are available on the internet at hhtp://www.cfpproxy.com/3800. Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form. Stockholders of record can make this election by calling toll-free to 1-800-368-5948 or sending an e-mail to info@rtco.com. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

Participants in the Teche Federal Bank Employee Stock Ownership Plan

If you are a participant in the Teche Federal Bank Employee Stock Ownership Plan Trust (the “ESOP”), you will receive a voting instruction form on behalf of the ESOP that reflects all shares you may vote under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees as directed by the ESOP Committee consisting of the outside directors of the Board. The deadline for returning your voting instruction form is January 22, 2010.

Vote Required

The presence in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) will be considered present for purposes of determining whether a quorum is present.

As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a stockholder to vote for the election of the nominees, or to withhold authority to vote for the nominees being proposed. Under the Company’s bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

Concerning all other matters that may properly come before the Meeting, including the ratification of the independent auditors (Proposal II), by checking the appropriate box, a stockholder may: vote “FOR” the item, vote “AGAINST” the item, or “ABSTAIN” with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to broker non-votes or proxies marked “ABSTAIN” as to that matter.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

The following table shows the number of shares of the Company’s common stock owned by all persons and entities who were known by the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock. The information shown is as of the December 7, 2009 voting record date.

	Shares of Common Stock Beneficially Owned (1)		Percentage of Common Stock Outstanding

Patrick O. Little 1120 Jefferson Terrace, New Iberia, Louisiana 70560	220,944	(2)	10.45%
W. Ross Little, Jr. 1120 Jefferson Terrace, New Iberia, Louisiana 70560	118,567	(3)	5.60%

Teche Federal Bank Employee Stock Ownership Plan 1120 Jefferson Terrace, New Iberia, Louisiana 75060	267,677		12.31%

Directors and executive officers as a group (10 persons)	555,865		25.57%

_______________

(1)

Number of shares beneficially owned as of December 7, 2009, the voting record date for the 2010 Annual Meeting of Stockholders. Includes 75,060 shares that may be acquired pursuant to the exercise of options. Includes all shares for which these individuals directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares.

(2)

Includes 15,846 shares that may be acquired pursuant to the exercise of options. Includes 14,743 shares (2,535 shares in an IRA and 12,208 shares in the Patrick Little, LLC) owned by Mr. Little’s wife; 10,000 shares (held in the Patrick Little, LLC) owned by The Marcie O. Little Grandchildren’s Trust; 24,762 shares (held in the Patrick Little, LLC) owned by Mr. Little’s three adult children; 283 shares (held in MRP, LLC) owned by Mr. Little; 109,962 shares (96,343 shares held in the Patrick Little, LLC and 13,619 shares held directly) owned by Mr. Little; 12,406 shares held in an IRA; 28,169, held for the benefit of Mr. Little in the ESOP and 4,773 shares held jointly with Mr. Little’s mother.

(3)

Includes 18,239 shares that may be acquired pursuant to the exercise of options. Includes 283 shares (in MRP, LLC) owned by Mr. Little, 87,608 (79,703 shares in Ross Little, Jr., LLC and 7,905 shares in Mr. Little’s name) owned by Mr. Little, 7,664 shares held for the benefit of Mr. Little in the ESOP, and 4,773 shares held jointly with Mr. Little’s mother.

PROPOSAL I – ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, each containing approximately one-third of the total members of the Board, and the directors serve for staggered three-year terms. Pursuant to the Company’s bylaws, directors are elected by a plurality of votes cast.

Four directors will be elected at the 2010 Annual Meeting of Stockholders, and the nominees are Donelson T. Caffery, Jr., Ernest Freyou, Robert Judice, Jr. and Patrick O. Little, all of whom are currently members of the Board.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of the nominees.

Set forth below is certain information regarding the Company’s directors. The year first elected refers in most cases to the director’s election to the Bank’s Board of Directors as most of the directors served as members of the Bank’s Board prior to joining the Company’s Board of Directors.

Name	Age*	Year First Elected	Current Term to Expire	Shares of Common Stock Beneficially Owned(1)		Percent of Class

BOARD NOMINEES FOR TERM TO EXPIRE IN 2013
Donelson T. Caffery, Jr.	59	1994	2010	27,902	(2)	1.33%
Ernest Freyou	70	2007	2010	2,440	(3)	0.12%
Robert Judice, Jr.	64	2002	2010	21,307	(4)	1.01%
Patrick O. Little	53	1989	2010	220,944	(5)	10.45%

DIRECTORS CONTINUING IN OFFICE
Mary Coon Biggs	67	1982	2011	29,490	(6)	1.40%
J. L. Chauvin	54	2002	2011	50,747	(7)	2.40%
Thomas F. Kramer	80	1987	2011	41,150	(8)	1.96%
Henry L. Friedman	58	1979	2012	25,038	(9	1.19%
W. Ross Little, Jr.	57	1981	2012	118,567	(10)	5.60%
Robert L. Wolfe, Jr.	55	2007	2012	18,279	(11)	0.87%

____________________

*	Age as of September 30, 2009.
(1)

Number of shares beneficially owned as of December 7, 2009, the voting record date for the 2010 Annual Meeting of Stockholders. An individual is considered to beneficially own shares for which he or she directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares.

(2)	Includes 2,240 shares that may be acquired pursuant to the exercise of options. Includes 3,253 shares held in trust for Mr. Caffery’s children.
(3)	Includes 440 shares that may be acquired pursuant to the exercise of options.
(4)	Includes 12,896 shares that may be acquired pursuant to the exercise of options.
(5)

Includes 15,846 shares that may be acquired pursuant to the exercise of options. Includes 14,743 shares (2,535 shares in an IRA and 12,208 shares in the Patrick Little, LLC) owned by Mr. Little’s wife; 10,000 shares (held in the Patrick Little, LLC) owned by The Marcie O. Little Grandchildren’s Trust; 24,762 shares (held in the Patrick Little, LLC) owned by Mr. Little’s three adult children; 283 shares (held in MRP, LLC) owned by Mr. Little; 109,962 shares (96,343 shares held in the Patrick Little, LLC and 13,619 shares held directly) owned by Mr. Little; 12,406 shares held in an IRA; 28,169 shares held for the benefit of Mr. Little in the ESOP and 4,773 shares held jointly with Mr. Little’s mother.

(6)	Includes 2,240 shares that may be acquired pursuant to the exercise of options. Includes 10,200 shares held jointly with Mrs. Biggs’ husband.
(7)	Includes 18,239 shares that may be acquired pursuant to the exercise of options. Includes 4,000 shares held jointly with Mr. Chauvin’s wife.
(8)	Includes 2,240 shares that may be acquired pursuant to the exercise of options. Includes 6,000 shares owned by Dr. Kramer’s wife.
(9)	Includes 2,240 shares that may be acquired pursuant to the exercise of options. Includes 1,000 shares owned by Mr. Friedman’s wife and 1,800 shares held in trust for Mr. Friedman’s children.
(10)

Includes 18,239 shares that may be acquired pursuant to the exercise of options. Includes 283 shares (in MRP, LLC) owned by Mr. Little, 87,608 (79,703 shares in Ross Little, Jr., LLC and 7,905 shares in

Mr. Little’s name) owned by Mr. Little, 7,664 shares held for the benefit of Mr. Little in the ESOP, and 4,773 shares held jointly with Mr. Little’s mother.

(11)	Includes 440 shares that may be acquired pursuant to the exercise of options.

Biographical Information

Set forth below is the business experience for the past five years of each of the directors of the Company.

Donelson T. Caffery, Jr. is the manager of family properties and is semi-retired. Mr. Caffery serves as a trustee for the St. Mary Parish Library Board of Control. He is also a former member of the vestry of the St. Mary’s Episcopal Church, past board member of the West St. Mary Chamber of Commerce, past president of the St. Mary Chapter of the Landmark Society, past board member of the Rotary club of Franklin and a member of various trade organizations.

Ernest Freyou, before retiring in January 2005, served as President of Regions Bank of Acadiana in South Louisiana. Prior to that he worked for the Iberia Parish Police Jury as Parish Administrator for nearly 20 years. He also spent nine years as Director of First National Bankers’ Bank in Baton Rouge, Louisiana and he served as Director of the National Bank for Cooperatives (Co-Bank), a farm credit bank, in Denver, Colorado for three years. He is the President of the Iberia Parish Government. He continues to be actively involved with various community organizations. He joined the Board of the Bank in December 2006 and was subsequently elected to the Board of the Company in September 2007. Mr. Freyou is the father of Jason Freyou who is Senior Vice President and Chief Operations Officer of the Bank.

Robert Judice, Jr. is the president of Frank Martin Farms, Inc., a 3,000-acre sugarcane farming operation located in Centerville, Louisiana. He serves on the boards of directors of the American Sugar Cane League and the St. Mary Parish Farm Bureau and acts as Sugar Cane Festival director for St. Mary Parish. Prior to his appointment as a director of the Company in March 2002, Mr. Judice was a member of the Bank’s advisory board for twenty years.

Patrick O. Little is the Chairman, President and Chief Executive Officer of the Company and the Bank and has been employed by the Bank since 1980. Mr. Little has served as President of the Bank since January 1991 and as Chairman of the Bank since 1999. Mr. Little is the brother of W. Ross Little, Jr.

Mary Coon Biggs is a senior partner of the law firm Biggs, Supple, Cremaldi & Curet, L.L.P. She has been associated with the firm or its predecessors since 1969 and has been a partner since 1975. Mrs. Biggs is a member of various professional, civic, historical and cultural organizations.

J. L. Chauvin has served as Treasurer of the Company since its incorporation in December 1994 and as a director since March 2002. Mr. Chauvin has been employed by the Bank since 1983 and was promoted to Treasurer in November of 1994 and to Senior Vice President in January of 1999. Mr. Chauvin is a member of the Louisiana Society and American Institute of Certified Public Accountants.

Thomas F. Kramer retired from his medical practice in 1993. He was a specialist in obstetrics and gynecology and is a member of various medical organizations. Dr. Kramer is a member and past president of the St. Mary Chapter of the Louisiana Landmark Society and an officer of the Rotary Club of Franklin. He served for twelve years on the Council of the Shadows on the Teche, a property of the National Trust for Historic Preservation. He has received the distinguished service award from the Boy Scouts of America and in 1994 was the recipient of the Golden Service Award of the West St. Mary Chamber of Commerce.

Henry L. Friedman is currently president of both Meyer’s Shoe Stores, Inc., Franklin, Louisiana and H. & L. Realty Company, Inc., Franklin, Louisiana. Mr. Friedman is past Chairman of the Franklin City Planning Commission, and he is a member and past president of both the St. Mary Chamber of Commerce and the Rotary Club of Franklin.

W. Ross Little, Jr. is Senior Vice President of Sales and Marketing and also serves as Secretary of the Company and the Bank. He was elected to the Board of Directors of the Bank in August 1999. W. Ross Little, Jr. served as a practicing attorney in Lafayette Parish from 1990 to 1994. He previously served as Secretary of the Bank from August 1979 to November 1995 and Treasurer of the Bank from January 1980 to November 1994. He is the brother of Patrick O. Little.

Robert L. Wolfe, Jr. is President of Morgan Goudeau & Associates, Inc., consulting engineers and land surveyors. He joined the Board of the Bank in February 2007 and was subsequently elected to the Board of the Company in September 2007. Prior to that, he served on the Board of St. Landry Financial Corporation from 1989 until its merger with the Company in July 2004. Upon consummation of the merger he served as member of the Advisory Board until his appointment to the Board of the Bank.

CORPORATE GOVERNANCE

Director Independence

All of the Company’s directors, other than Ernest Freyou, Mary Coon Biggs, Patrick O. Little, W. Ross Little, Jr. and J.L. Chauvin, are independent directors under the rules of the NYSE Amex, where the Company’s Common Stock is listed. Mr. Freyou is not independent as his son, Jason Freyou, is an executive officer of the Bank. Messrs. Little and Mr. Chauvin are not independent because they are also employees of the Company and the Bank. Ms. Biggs is not independent as a result of the relationship between the Bank and Ms. Biggs’ law firm, as described above.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended September 30, 2009, the Board of Directors held 12 regular meetings and two special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended September 30, 2009.

The Audit Committee, a standing committee, is comprised of Directors Kramer, Friedman, Caffery, Freyou and Wolfe. The Board of Directors has determined that Mr. Freyou is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission. The Board of Directors has determined that each of the members of the Audit Committee other than Mr. Freyou is independent in accordance with the rules of the NYSE Amex. The Audit Committee recommends engagement of independent auditors, receives the internal and independent audit reports and recommends appropriate action. The Audit Committee met seven times during the fiscal year ended September 30, 2009.

The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee, a copy of which was attached as an appendix to the proxy statement for the annual meeting of stockholders held on January 23, 2008.

The Compensation Committee, a standing committee, is comprised of Directors Friedman, Caffery and Kramer. The Board of Directors has determined that each of the members of the Compensation Committee is independent in accordance with the rules of the NYSE Amex. The Compensation Committee has not adopted a written Charter.

Director Nomination Process

The Nominating Committee, a standing committee, will be comprised of Directors Caffery, Friedman, Judice, Kramer, and Wolfe for fiscal year 2010, all of whom are independent in accordance with the rules of the NYSE Amex. The Nominating Committee recommends to the full Board of Directors persons for selection as the Board’s nominees for election as directors. The Committee met one time during the fiscal year ended September 30, 2009. The responsibilities of the members of the Nominating Committee are set forth in a charter, a copy of which is attached as an appendix to the proxy statement for the annual meeting of stockholders held on January 23, 2008.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential nominees of the Board includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Board will consider persons recommended by stockholders of the Company in selecting nominees of the Board for election as directors. In the Board’s selection of nominees of the Board, there is no difference in the manner of evaluation of potential nominees who have been recommended by directors or officers of the Company and the Bank versus evaluation of potential nominees who have been recommended by stockholders.

To be considered in the Board’s selection of nominees of the Board, recommendations from stockholders must be received by the Company in writing by at least 60 days prior to the date of the immediately preceding annual meeting of stockholders of the Company. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration as nominees of the Board should meet the director qualification requirements set forth in Article III, Section 3 of the Company’s Bylaws, which require that (i) directors must be stockholders of the Company, beneficially owning at least 100 shares; (ii) directors must be residents of Louisiana. The Board also believes nominees should be persons with excellent decision-making ability, business experience, personal integrity and reputation who are knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board of Directors does not have a formal written policy regarding director attendance at annual meetings. However, the Board encourages directors to attend all annual meetings. All of the Board’s members, except for Dr. Thomas F. Kramer, attended the 2009 annual meeting of stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the compensation paid to the Company’s named executive officers for the fiscal years ended September 30, 2009 and 2008.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
	Year	Salary	Awards (1)	Awards (1)	Compensation(2)	Compensation (3)	Total

Patrick O. Little	2009	$273,420	$80,240	$0	$94,558	$77,427	$525,645
President and Chief Executive Officer	2008	260,400	144,802	0	73,264	86,650	565,116

J. L. Chauvin, Senior	2009	$124,553	$18,343	$5,411	$35,266	$41,922	$225,495
Vice President and Chief	2008	118,622	19,178	6,732	27,633	44,835	217,000
Financial Officer

W. Ross Little, Jr.	2009	$102,008	$18,343	$5,411	$26,140	$27,378	$179,280
Vice President and Secretary	2008	97,150	19,178	6,732	22,631	27,053	172,744

_________________

(1)

Represents the compensation cost recognized by the Company for fiscal 2009 in connection with stock awards or option awards granted to the individual, regardless of the year of grant and calculated in accordance with Statement of Financial Accounting Standards 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please see Note 12 of Notes to Consolidated Financial Statements in the 2009 Annual Report to Stockholders.

(2)	Represents the annual cash compensation earned by the individual under the Bank’s annual incentive compensation program.
(3)	All other compensation consists of the following:

	Allocation of Shares Under the Employee Stock Ownership Plan	401(k) Plan Employer Contribution	Life Insurance
Patrick O. Little	$62,388	$14,259	$780
J. L. Chauvin	$35,157	$6,375	$390
W. Ross Little, Jr.	$21,837	$5,221	$320

Outstanding Equity Awards at Fiscal Year EndThe following table sets forth information regarding outstanding option and stock awards held by the named executive officers at September 30, 2009, including the number of shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and expiration price of each outstanding option.

	Number of Securities Underlying Unexercised Options That Are Exercisable	Number of Securities Underlying Unexercised Options That Are Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Patrick O. Little	8,846 7,000		-- --	$ $	18.50 23.27	10/24/11 10/23/12	3,550	$117,505	2,915	$96,487
J. L. Chauvin	3,299 2,600 2,000 2,000 7,000 340 660	-- -- -- -- -- 1,360 2,640	-- -- -- -- -- -- --	$ $ $ $ $ $ $	18.50 23.27 34.85 39.00 36.00 41.00 35.00	10/24/11 10/23/12 9/24/13 11/17/14 7/27/15 10/1/17 5/21/18	N/A	N/A	940	$31,114
W. Ross Little, Jr.	3,299 2,600 2,000 2,000 7,000 340 660	-- -- -- -- -- 1,360 2,640	-- -- -- -- -- -- --	$ $ $ $ $ $ $	18.50 23.27 34.85 39.00 36.00 41.00 35.00	10/24/11 10/23/12 9/24/13 11/17/14 7/27/15 10/1/17 5/21/18	N/A	N/A	940	$31,114

Potential Payments Upon Termination or Change in Control

The Company has an employment agreement with Patrick O. Little, President and Chief Executive Officer. The agreement was renewed as of September 30, 2009 for a three-year term. The agreement has a provision that extends the remaining term of the agreement quarterly so that the remaining term of the agreement continues to be a full 36 months unless the Board notifies Mr. Little otherwise. If the Bank terminates Mr. Little without “just cause” as defined in the agreement, Mr. Little will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement but in no event for less than 30 months. As of September 30, 2009, termination without just cause would have entitled Mr. Little to a continuation of his base annual salary amount of $273,420 in regular monthly payments for the full three-year period (amounting to $820,260 in total). The agreement also provides for continuation of Mr. Little’s health, life and disability benefits (including dependent participation) for the remaining term of the agreement, which based on the cost of such benefits as of September 30, 2009 would represent a benefit worth $35,187 over the remaining three-year term of the agreement.

Mr. Little’s agreement provides for payments upon a change in control as follows. In the event of involuntary termination of employment in connection with, or within one year after, any change in control of the Bank, Mr. Little will be paid a lump sum amount equal to 2.999 times his five-year average annual taxable compensation. If a change in control had occurred at September 30, 2009, Mr. Little would have been entitled to a lump sum payment of approximately $1.7 million if he were terminated in connection with such change in control. In the event of a change in control all unvested option and stock awards immediately vest. Based on the $33.10 per share closing price of the Company’s common stock on September 30, 2009, the acceleration of vesting of Mr. Little’s unvested stock awards as of September 30, 2009 would be worth $213,992 (of which $96,487 relates to performance share awards and $117,505 relates to regular restricted stock awards). Mr. Little had no unvested options as of September 30, 2009.

The other named executive officers have change in control severance agreements with the Bank, which are not the same as an employment agreement. Termination with or without just cause absent a change in control does not result in any payments under the agreements with these officers. If involuntarily terminated in connection with, or within one year after, any change in control of the Bank, each officer will be paid a lump sum amount equal to 2.999 times his five-year average annual taxable compensation. If a change in control had occurred at September 30, 2009, J.L. Chauvin and W. Ross Little, Jr. would have been entitled to a lump sum payment of approximately $424,916 and $336,282, respectively, if terminated in connection with such change in control. In the event of a change in control all unvested option and stock awards immediately vest. Based on the $33.10 per share closing price of the Company’s common stock on September 30, 2009, the acceleration of vesting of these officers’ unvested stock awards as of September 30, 2009 would be worth $62,228 for each officer (all of which relates to performance share awards). The acceleration of vesting of these officers’ unvested options as of September 30, 2009 would be worth $0 for each officer (each holding 1,340 unvested options at that date with a weighted average exercise price of $41.00).

Pension Benefits

Pension Plan. The Bank is a participating employer in a multiple-employer pension plan sponsored by the Financial Institutions Retirement Fund. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years service or when the normal retirement age of 65 is attained. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended.

The Pension Plan provides for monthly payments to each participating employee at normal retirement age. The annual benefit payable under the Pension Plan is equal to 2% of the average annual salary (excluding overtime and bonuses) received during benefits service multiplied by the number of years of credited service. A participant who is vested in the Pension Plan may take an early retirement and elect to receive a reduced monthly benefit beginning as early as age 45. The Pension Plan also provides for payments in the event of disability or death. Credit of service under the Pension Plan was frozen as of July 1, 2004, and no additional benefits shall be accrued under the Pension Plan following such date. Effective June 30, 2008, the Bank transferred administration and responsibility for the payment of benefit obligations under the Pension Plan to an unaffiliated life insurance company. As a result of this transfer, the Company will not incur Pension Plan expenses in the future. The projected annual benefit at normal retirement age for each of Patrick O. Little, J. L. Chauvin and Ross Little, Jr. was $40,285, $21,963 and $14,287, respectively.

401(k) Savings and Profit Sharing Plan (“401(k) Plan”). The Teche Federal Bank 401(k) Plan is a tax-qualified defined contribution savings plan with a profit sharing component for the benefit of all eligible employees. The 401(k) Plan has a profit-sharing component and an annual contribution can be made by the Bank to the 401(k) Plan for all employees who have completed twelve months of service. In addition, employees may also voluntarily elect to defer between 1% and 50% of their compensation as 401(k) savings under the 401(k) Plan, not to exceed applicable limits under federal tax laws. All eligible employees can receive the profit-sharing contribution regardless of whether they defer salary under the 401(k) Plan. The 401(k) Plan also provides for matching contributions up to a maximum of 100% of the first 3% of employee contributions and 50% of the next 2% of the employee contributions for each participant, not to exceed applicable limits under federal tax laws. Employee contributions are immediately fully vested. Matching contributions and the annual profit-sharing contribution are immediately fully vested.

Employee Stock Ownership Plan (“ESOP”). The Bank has established the Teche Federal Bank ESOP for the exclusive benefit of participating employees of Teche Federal Bank. Participating employees are salaried, full-time employees who have completed at least one year of service, worked at least 1,000 hours in the previous plan year and have attained the age of 21. Benefits may be paid either in shares of the common stock or in cash. Contributions to the ESOP and shares released from the suspense account will be allocated annually among participants on the basis of compensation. Participant benefits become fully vested in their ESOP allocations following three years of service. Employment service before the adoption of the ESOP is credited for the purposes of vesting. Contributions to the ESOP by Teche Federal Bank are discretionary, but are anticipated to be sufficient in amount necessary for the ESOP to meet the debt service obligations on the ESOP loan.

DIRECTOR COMPENSATION

For the fiscal year ended September 30, 2009, non-employee directors received 250 shares of the Company’s common stock and $700 in cash monthly, and were also paid a fee of $100 per committee meeting attended, except for meetings of the Committee of the Whole in which non-employee directors were paid $500 per committee meeting attended.

Set forth below is a table providing information concerning the compensation of the non-employee directors of the Company for the fiscal year ended September 30, 2009.

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Donelson T. Caffery, Jr.	$12,100	$7,856	$1,750	$21,706
Robert Judice, Jr.	$11,500	$7,856	$970	$20,326
Mary Coon Biggs	$11,500	$7,856	$1,750	$21,106
Thomas F. Kramer	$11,900	$7,856	$1,750	$21,506
Henry L. Friedman	$15,590	$7,856	$1,750	$25,196
Ernest Freyou	$12,500	$7,856	$1,750	$22,106
Robert L. Wolfe, Jr.	$13,200	$7,856	$1,750	$22,806

_________

(1)

Represents the compensation cost recognized by the Company for fiscal 2009 in connection with stock awards or option awards granted to the individual, regardless of the year of grant and calculated in accordance with Statement of Financial Accounting Standards 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please see Note 15 of Notes to Consolidated Financial Statements in the 2009 Annual Report to Stockholders. Each director received a grant of 250 shares during fiscal 2009, the grant date fair value of which was $29.60. Each director received 1,000 options with 5 year vesting starting May 21, 2009. As of September 30, 2009, each director other than Messrs. Freyou, Wolfe and Judice, held 3,200 options, of which 2,240 were exercisable at that date. Mr. Judice held 13,696 options as of September 30, 2009, of which 12,896 were exercisable. Messrs. Freyou and Wolfe each held 1,600 options of which 440 were exercisable.

RELATED PARTY TRANSACTIONS

Except as indicated below, no directors, executive officers, or immediate family members of such individuals were engaged in transactions with the Company or any subsidiary involving more than $120,000 during the fiscal year ended September 30, 2009.

Director Mary Coon Biggs is a senior partner in the law firm Biggs, Supple, Cremaldi & Curet, L.L.P. located in Franklin, Louisiana. Biggs, Supple, Cremaldi & Curet, L.L.P. has rendered to the Bank a variety of legal services, primarily in connection with ordinary and foreclosure proceedings; commercial law matters; title examinations; document preparation; and correspondence with auditors. During the fiscal years ended September 30, 2009 and 2008,

Biggs, Supple, Cremaldi & Curet, L.L.P. received approximately $110,525 and $132,000, respectively, in fees for all legal services rendered to the Bank.

Director Robert Wolfe, Jr. owns 45% of BBW of Opelousas, a limited liability company that purchased a piece of real estate from the Bank that had been acquired as a result of foreclosure. The property was purchased through an auction for a purchase price of $514,250. In connection with the purchase, the Bank extended a loan in the amount of $462,825 to the LLC.

The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. All loans to executive officers and directors of the Company have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers, and do not involve more than the normal risk of collectibility nor present other unfavorable features. All loans by the Bank to directors and executive officers of the Company are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank.

Jason, Freyou, son of Director Ernest Freyou, serves as Senior Vice President and Chief Operations Officer of the Bank. In connection with his employment, he receives an annual salary of $144,000 and during the fiscal year ended September 30, 2009, received $18,500 in additional incentive compensation and employee benefits.

PROPOSAL II – RATIFICATION OF INDEPENDENT AUDITORS

Ratification of the appointment of the Company’s independent auditors requires the approval of a majority of the votes cast.

Dixon Hughes PLLC was the Company’s independent auditor for the 2009 fiscal year, and has been appointed to continue as auditor for the 2010 fiscal year. A representative of Dixon Hughes is expected to be present at the meeting to respond to stockholders’ questions and may make a statement on behalf of the firm.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Dixon Hughes PLLC as the Company’s independent auditors for the 2010 fiscal year.

Principal Accounting Fees and Services

Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by a company’s independent auditor to be approved by the audit committee prior to such services being rendered or to be approved pursuant to pre-approval policies and procedures established by the audit committee. The Company’s Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services. All of the services listed below for 2009 and 2008 were approved by the Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

Audit Fees. The aggregate fees for professional services rendered for the audit of the Company’s annual financial statements, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by independent auditors in connection with statutory and regulatory filings and engagements for the fiscal years ended September 30, 2009 and 2008 were $153,663 and $151,248, respectively.

Audit Related Fees. The aggregate fees for assurance and related services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the fiscal year ended September 30, 2009 and 2008 were $18,630 and $17,285, respectively. The audit related services principally consisted of review of Sarbanes-Oxley related materials and accounting consultations.

Tax Fees. No fees were paid to the Company’s independent auditors during fiscal 2009 or 2008 for tax compliance, tax advice or tax planning.

All Other Fees. During the fiscal years ended September 30, 2009 and 2008, the Company’s independent auditors did not provide any services or products other than those listed above.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended September 30, 2009, the Audit Committee (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with the Company’s independent auditor, Dixon Hughes PLLC, the matters required to be discussed by the Statement on Auditing Standards No. 61 (as amended), (AICPA, Professional Standards Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T and (iii) received from Dixon Hughes PLLC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Dixon Hughes PLLC’s communications with the Audit Committee concerning independence and discussed with them the independence of Dixon Hughes PLLC. Based on its foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Audit Committee:
Thomas F. Kramer		Donelson T. Caffery, Jr.
Henry L. Friedman		Ernest Freyou
Robert L. Wolfe, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Securities and Exchange Commission regulations require the Company’s officers, directors and persons who own more than 10% of the outstanding Common Stock to file reports detailing their ownership and changes of ownership in the Common Stock, and to furnish the Company with copies of these reports. Based solely on its review of the reports received during the past fiscal year or with respect to the last fiscal year or written representations from these persons that they were not required to file annual reports of change in beneficial ownership, the Company believes that during fiscal year 2009, with the exception of one untimely filing by Director Henry Friedman, due to an inadvertent error, all of its officers, directors and all of its stockholders owning in excess of 10% of the outstanding Common Stock have complied with these reporting requirements.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be considered for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive offices at 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana 70560, no later than September 29, 2010. Any such proposal shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Under the Company’s Articles of Incorporation, stockholder proposals that are not included in the Company’s proxy materials for next year’s Annual Meeting of Stockholders will only be eligible for presentation at the meeting if the stockholder submits notice of the proposal to the Company at the above address by November 28, 2010. In addition, stockholder proposals must meet other applicable criteria as set forth in the Company’s Articles of Incorporation in order to be considered at next year’s meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy. The cost of soliciting proxies will be borne by the Company.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 will be furnished without charge to stockholders as of the record date upon written request to the Secretary, Teche Holding Company, 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana 70560.

The Company’s Annual Report to Stockholders, including financial statements, accompanies this Proxy Statement on or about December 30, 2009 to all stockholders of record as of the close of business on December 7, 2009. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ W. Ross Little, Jr.

W. Ross Little, Jr.
Secretary

New Iberia, Louisiana

December 30, 2009

TECHE HOLDING COMPANY

1120 JEFFERSON TERRACE BOULEVARD

NEW IBERIA, LOUISIANA 70560

(337) 560-7151

ANNUAL MEETING OF STOCKHOLDERS

JANUARY 27, 2010

The undersigned hereby appoints the Board of Directors of Teche Holding Company (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held at the office of Teche Federal Bank located at 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana on January 27, 2010, at 10:30 a.m. and at any and all adjournments thereof, in the following manner:

			FOR	WITHHELD
1.	The election as directors of all nominees listed below		☐	☐

Donelson T. Caffery, Jr.
Ernest Freyou
Robert Judice, Jr.
Patrick O. Little
INSTRUCTIONS: To withhold your vote for any nominee, write the nominee’s name on the line provided below.

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Dixon Hughes PLLC as the Company’s independent auditor for the fiscal year ending September 30, 2010	☐	☐	☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” all of the above listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement and the 2009 Annual Report to Stockholders.

Dated:	☐ Check Box if You Plan to Attend the Annual Meeting.

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.